UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 26, 2008

BMB MUNAI, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	001-33034	30-0233726
(State or other jurisdiction of incorporation)	Commission File Number)	(IRS Employer Identification Number)

202 Dostyk Ave., 4th Floor, Almaty, Kazakhstan
(Address of principal executive offices)

050051
(Zip code)

+7 (3272) 375-125
(Registrant’s telephone number, including area code)

N/A
(Former name of former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 26, 2008, the Board of Directors of BMB Munai, Inc. (the “Company”) amended Section 1 and Section 3 of Article VI of the By-Laws of BMB Munai, Inc., (As Amended through June 23, 2006) (the “By-Laws”) to allow shares of stock of the Company to be represented by certificates or uncertificated shares evidenced by a book-entry system or a combination of both.

The amendments to Article VI Section 1 and Section 3 were adopted to ensure the Company is eligible to participate in a direct registration program operated by a clearing agency registered under Section 17A of the Securities and Exchange Act of 1934, as amended, as required by new American Stock Exchange (the “Amex”) listing standards. The new Amex listing standards, which were approved by the Securities and Exchange Commission on August 8, 2006, require all securities listed on the Amex on and after March 31, 2008 to be eligible for Direct Registration System.

The foregoing description of the amended Section 1 and Section 3 of Article VI of the By-Laws of the Company is only a summary of the amended Section 1 and Section 3 of Article VI of the By-Laws of the Company and is qualified in its entirety by reference to the Certificate of Amendment to the By-Laws of BMB Munai, Inc., a copy of which is filed as Exhibit 3.02 to this report and is incorporated by reference into this description.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit 3.02	Certificate of Amendment to the By-Laws of BMB Munai, Inc., dated March 26, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BMB MUNAI, INC.

Date: March 31, 2008	By:	/s/ Adam R. Cook
Adam R. Cook
Corporate Secretary

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